UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AvalonBay Communities, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AVALONBAY COMMUNITIES, INC. SUPPLEMENTAL PROXY MATERIAL

For the 2024 Annual Meeting of Stockholders to be Held on May 16, 2024

May 3, 2024

Supplemental Biographical Information

This information supplements (i) the definitive proxy statement (the “Proxy Statement”) filed by AvalonBay Communities, Inc. (the “Company”) on March 28, 2024 relating to the Company’s 2024 Annual Meeting of Stockholders to be held on May 16, 2024 (the “Annual Meeting”), and (ii) the additional definitive materials filed by the Company on April 12, 2024 (the “Supplemental Filing”).

The Company is providing this supplemental information solely to update the biography of Susan Swanezy to include changes that occurred subsequent to the filing of the Proxy Statement and the Supplemental Filing. Ms. Swanezy is a current director standing for re-election to the Company’s Board of Directors at the Annual Meeting. On April 23, 2024, the Board of Directors of Digital Realty Trust, Inc. (“DLR”) elected Ms. Swanezy to serve as a director of DLR.

Important Information

This supplemental proxy material should be read in conjunction with the Proxy Statement as supplemented to date, including Ms. Swanezy’s full biography on page 15 of the Proxy Statement. This supplemental proxy material does not change or update any of the other information contained in the Proxy Statement.